Answers Corporation Reports Q4 and Full Year 2006 Financial Results

2006 revenue of $7.03 million grew 242% over 2005

New York, NY, February 20, 2007 - Answers Corporation (NASDAQ: ANSW), creators of Answers.com™, today reported unaudited financial results for its full year and fourth quarter ended December 31, 2006.

“2006 was an outstanding year for Answers.com,” said Bob Rosenschein, Chairman and Chief Executive Officer. “Not only was revenue up over 240%, but we significantly reduced our non-GAAP net loss sequentially every quarter and expect to be non-GAAP profitable in Q1 2007.”

Other 2006 achievements:

•	Acquired WikiAnswersTM (formerly FAQ Farm)

•	Average daily queries in Q4 2006 were 83% higher than Q4 the previous year

•	RPMs in Q4 2006 were 66% higher than Q4 2005

•	Added several new premier publishers

•	Integrated Brainboost technology

•	Began direct ad sales effort

•	Launched AnswerTipsTM

"2005 was the year we put Answers.com on the map, and in 2006 we proved its scalable business model from a financial perspective," continued Rosenschein. "We look forward with great anticipation to a very successful 2007."

Q4 2006 Financial Results

•	Revenues were $2,506 thousand for Q4 2006, an increase of 35% compared to $1,858 thousand for Q3 2006.

•	GAAP operating loss for Q4 2006 was $1,084 thousand, an improvement of $212 thousand or 16%, compared to the $1,296 thousand reported in Q3 2006.

•	Non-GAAP operating loss in Q4 2006 was $311 thousand, an improvement of $302 thousand or 49%, compared to the $613 thousand reported in Q3 2006.

•
GAAP net loss in Q4 2006 was $989 thousand, an improvement of $202 thousand or 17%, compared to the $1,191 thousand reported in Q3 2006. GAAP net loss per share in Q4 2006 was $0.13, compared to $0.15 in Q3 2006.

•
Non-GAAP net loss in Q4 2006 was $216 thousand, an improvement of $292 thousand or 57% compared to the $508 thousand reported in Q3 2006. Non-GAAP net loss per share in Q4 2006 was $0.03, compared to $0.07 in Q3 2006.

Full Year 2006 Financial Results

•	Revenues were $7,029 thousand in 2006, a 242% increase compared to $2,053 thousand in 2005.

•	GAAP operating loss in 2006 was $8,880 thousand, a 36% increase compared to $6,517 thousand in 2005.

•	Non-GAAP operating loss in 2006 was $2,634 thousand, a decrease of 42% compared to $4,577 thousand in 2005.

•	GAAP net loss in 2006 was $8,617 thousand, a 43% increase compared to $6,014 thousand in 2005. GAAP net loss per share in 2006 was $1.12, compared to $0.88 in 2005.

•	Non-GAAP net loss in 2006 was $2,144 thousand, a decrease of 47% compared to $4,074 thousand in 2005. Non-GAAP net loss per share in 2006 was $0.28, compared to $0.60 in 2005.

•	As of December 31, 2006, Answers had cash, cash equivalents and investment securities of approximately $9.1 million.

•	Answers employed 66 employees as of December 31, 2006, up from 65 on September 30, 2006, and 48 as of December 31, 2005.

Non-GAAP Measures

Management uses different financial measures, both GAAP and non-GAAP, in analyzing the Company's financial performance, making operating decisions and for planning. Management views the use of non-GAAP financial measures useful in analyzing current financial performance and prospects for the future. While management uses non-GAAP financial measures as a tool to facilitate its understanding of certain aspects of the Company's financial performance, it strongly believes that these measures can not replace, and are not superior to, the Company's financial information prepared in accordance with GAAP. Hence, management is of the opinion that the non-GAAP financial measures should only be viewed as a supplement to the GAAP financial information. It is in this light that management believes that disclosing non-GAAP financial measures to its investors provides them with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of the Company's financial performance. The manner in which management uses the non-GAAP financial measures to conduct and evaluate the Company’s business, the economic substance behind management’s decision to use such measures and the reasons why management believes that these non-GAAP financial measures provides useful information to investors, are set forth below:

Acquisition-related Expenses

Management uses non-GAAP financial measures which disregard amortization of intangible assets and other specified costs resulting from acquisitions, in order to enable more accurate comparisons of the Company's financial results to its historical operations, and the financial results of other companies in its industry. Specifically, the Company excludes (A) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC; (B) compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense; (C) penalty payments to the sellers of Brainboost Technology, LLC that were made because the shares of Company common stock such sellers received in connection with the Brainboost acquisition were not registered prior to April 1, 2006 (On December 1, 2005, the Company acquired Brainboost Technology, LLC, creators of the Brainboost Answer Engine, for $4 million in cash and 439,000 shares of restricted common stock, including certain price protection rights); and (D) amortization of intangible assets resulting from the acquisition of WikiAnswersTM (formerly FAQ Farm™) and other related assets for $2 million cash in November 2006. The aforesaid acquisitions resulted in operating expenses that would not otherwise have been incurred. Management believes that providing non-GAAP financial measures which exclude such amortization expenses is significant to investors, due to the fact that the amortization amount constitutes a non-cash item, it was determined based on a prior acquisition decision and is not indicative of future cash operating costs. Further, had the Company developed these intangible assets in-house, the amortization would have been expensed historically, and the Company believes the assessment of operations excluding these costs is relevant to the analysis of the Company's internal operations and comparisons to industry performance. Thus, the presentation of supplemental data in the form of non-GAAP financial measures, in this context, affords readers of the Company's financial statements the ability to review both the GAAP expenses in the period presented, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies.

While the Company excludes the aforesaid expenses from its non-GAAP measures it does not exclude revenues derived as a result of such acquisitions in its non-GAAP measures. The amount of revenue that resulted from the acquisition of WikiAnswersTM (formerly FAQ Farm™) and other related assets, in 2006, was $62 thousand. The amount of revenue that resulted from the acquisition of technology from Brainboost (i.e. Brainboost Answer Engine), in 2006, is not quantifiable due to the nature of its integration.

Stock-based Compensation

Management uses non-GAAP financial measures that exclude expenses associated with non-cash stock-based compensation as a means to assess operational results and compare current results to prior periods. Furthermore, it is management's practice to prepare and maintain the Company's budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation enhances the ability of management and investors to compare financial results over multiple periods with those of other companies. It is management's view that by allowing the readers of the Company's financial statements to review both the GAAP expenses in the period presented, as well as the non-GAAP expenses, the Company is facilitating enhanced understanding of historic and future financial results.

Revenue from Subscriptions Sold in 2003

As of December 31, 2006, the Company had approximately $425 thousand of deferred revenues, relating to subscriptions to its GuruNet services, which had no defined term and which were sold in 2003. The Company never recognized revenue from those subscriptions because the obligation to continue the service had no defined termination date. On February 2, 2007, in accordance with our rights under the agreements we previously entered into with such subscribers, we terminated the GuruNet service. Thus, the Company will recognize the $425 thousand as revenue in Q1 2007. Because this is a one-time, non-cash event and is not reflective of our core business and core operating results, the Company will not include such amount in its non-GAAP Operating income (loss) and non-GAAP net income amounts in the first quarter of 2007.

Each of the non-GAAP financial measures described above should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of the foregoing non-GAAP financial measures as an analytical tool. The Company's non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. In addition, other companies, including other companies in the Company's industry, may calculate non-financial measures differently than the Company, thus limiting their usefulness as a comparative tool. More specifically, an inherent limitation is that non-GAAP financial measures do not reflect the periodic costs of certain intangible assets used in generating revenues in the Company’s business. Further, because the Company's non-GAAP financial measures do not include stock-based compensation, they do not reflect the cost of granting employees equity awards, a key factor in management's ability to hire and retain employees. Management compensates for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, management evaluates each non-GAAP financial measure together with the most directly comparable GAAP financial measure.

Business Outlook - First Quarter 2007

The following business outlook is based on the Company’s current information and expectations as of February 20, 2007. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ended March 31, 2007
$ (in thousands)

Revenues, before recognition of $425 thousand relating to subscriptions sold in 2003	2,900 - 3,050

Non-GAAP Operating income (loss)
Operating loss	(465) - (295)
Adjustment of GAAP Operating loss:
Recognition of revenue relating to subscriptions sold in 2003	(425)
Stock-based compensation	540 - 520
Amortization of intangible assets resulting from acquisitions	310
(40) - 110

Non-GAAP Net income (loss)
Net loss	(375) - (205)
Adjustment of GAAP Operating loss:
Recognition of revenue relating to subscriptions sold in 2003	(425)
Stock-based compensation	540 - 520
Amortization of intangible assets resulting from acquisitions	310 - 310
50 - 200

A conference call to review the Q-4 2006 financial results will follow this release today at 4:30 PM ET. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers' Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 800-817-4887 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) operates the award-winning Answers.comTM information portal, delivering comprehensive content on four million topics spanning health, finance, entertainment, business and more. Content includes over 120 licensed titles from leading publishers such as Houghton Mifflin Riverdeep Group PLC, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com's editorial team; community-contributed articles from Wikipedia; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswersTM (wiki.answers.com). Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like Amazon.com’s A9.com, The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link and other risk factors identified from time to time in our SEC filings, including, but not limited to, our registration statement on Form S-3/A filed in May 2006 and declared effective in June 2006. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)

Investor Contact:	Press Contact:

Bruce D. Smith, CFA	Jay Bailey
VP of Strategic Development	Director of Marketing
bruce@answers.com	j@answers.com
646.502.4780	888.248.9613

Answers Corporation

Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Year ended December 31		Three months ended
	2006	2005	December 31, 2006	September 30, 2006
	$	$	$	$

Revenues:
Answers.com advertising revenue	6,817	1,771	2,461	1,810
Answers service licensing	187	110	43	44
Subscriptions	25	172	2	4
	7,029	2,053	2,506	1,858

Operating expenses:
Cost of revenue	3,406	1,158	1,071	844
Research and development	5,865	2,190	656	621
Sales and marketing	3,253	1,818	1,009	924
General and administrative	3,385	3,404	854	765
Total operating expenses	15,909	8,570	3,590	3,154

Operating loss	(8,880)	(6,517)	(1,084)	(1,296)

Interest income, net	553	555	123	144
Other income (expense), net	(176)	(42)	44	(17)

Loss before income taxes	(8,503)	(6,004)	(917)	(1,169)

Income taxes	(114)	(10)	(72)	(22)

Net loss	(8,617)	(6,014)	(989)	(1,191)

Basic and diluted net loss per common share	(1.12)	(0.88)	(0.13)	(0.15)

Weighted average shares used in computing basic and diluted net loss per common share	7,673,543	6,840,362	7,793,630	7,782,820

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for per share data)

	Year ended December 31
	2006	2005
	$	$

Non-GAAP Cost of revenue
Cost of revenue	3,406	1,158
Stock-based compensation expense	(128)	(1)
Amortization of intangible assets resulting from acquisitions	(914)	-

	2,364	1,157

Non-GAAP Research and development
Research and development	5,865	2,190
Stock-based compensation expense	(341)	(32)
Stock-based compensation resulting from Brainboost acquisition	(3,489)	(698)
Amortization of intangible assets resulting from acquisitions	-	(171)

	2,035	1,289

Non-GAAP Sales and marketing
Sales and marketing	3,253	1,818
Stock-based compensation expense	(676)	(215)

	2,577	1,603

Non-GAAP General and administrative
General and administrative	3,385	3,404
Stock-based compensation expense	(665)	(823)
Amortization of intangible assets resulting from acquisitions	(33)	-

	2,687	2,581

Non-GAAP operating expenses
Operating expenses	15,909	8,570
Stock-based compensation expense	(1,810)	(1,071)
Stock-based compensation resulting from Brainboost acquisition	(3,489)	(698)
Amortization of intangible assets resulting from acquisitions	(947)	(171)

	9,663	6,630

Non-GAAP operating loss
Operating Loss	(8,880)	(6,517)
Stock-based compensation expense	1,810	1,071
Stock-based compensation resulting from Brainboost acquisition	3,489	698
Amortization of intangible assets resulting from acquisitions	947	171

	(2,634)	(4,577)

Non-GAAP net loss
Net Loss	(8,617)	(6,014)
Stock-based compensation expense	1,810	1,071
Stock-based compensation resulting from Brainboost acquisition	3,489	698
Amortization of intangible assets resulting from acquisitions	947	171
Non-recurring penalty payments	227	-

	(2,144)	(4,074)

Non-GAAP net loss per share
Net loss per share	(1.12)	(0.88)
Stock-based compensation expense	0.24	0.16
Stock-based compensation resulting from Brainboost acquisition	0.45	0.10
Amortization of intangible assets resulting from acquisitions	0.12	0.02
Non-recurring penalty payments	0.03	-

	(0.28)	(0.60)

See discussion regarding non-GAAP measures in the text of this earnings release under the heading “non-GAAP Measures” for an explanation of the reconciling items noted above.

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for per share data)

	Three months ended
	December 31, 2006	September 30, 2006
	$	$

Non-GAAP Cost of revenue
Cost of revenue	1,071	844
Stock-based compensation expense	(34)	(33)
Amortization of intangible assets resulting from acquisitions	(245)	(223)

	792	588

Non-GAAP Research and development
Research and development	656	621
Stock-based compensation expense	(80)	(79)

	576	542

Non-GAAP Sales and marketing
Sales and marketing	1,009	924
Stock-based compensation expense	(197)	(168)

	812	756

Non-GAAP General and administrative
General and administrative	854	765
Stock-based compensation expense	(184)	(180)
Amortization of intangible assets resulting from acquisitions	(33)	-

	637	585

Non-GAAP operating expenses
Operating expenses	3,590	3,154
Stock-based compensation expense	(495)	(460)
Amortization of intangible assets resulting from acquisitions	(278)	(223)

	2,817	2,471

Non-GAAP operating loss
Operating Loss	(1,084)	(1,296)
Stock-based compensation expense	495	460
Amortization of intangible assets resulting from acquisitions	278	223

	(311)	(613)

Non-GAAP net loss
Net Loss	(989)	(1,191)
Stock-based compensation expense	495	460
Amortization of intangible assets resulting from acquisitions	278	223

	(216)	(508)

Non-GAAP net loss per share
Net loss per share	(0.13)	(0.15)
Stock-based compensation expense	0.06	0.05
Amortization of intangible assets resulting from acquisitions	0.04	0.03

	(0.03)	(0.07)

See discussion regarding non-GAAP measures in the text of this earnings release under the heading “non-GAAP Measures” for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31	December 31
	2006	2005
	$	$
Assets

Current assets:
Cash and cash equivalents	4,976	2,840
Investment securities	4,102	11,163
Accounts receivable	1,304	451
Other prepaid expenses and other current assets	416	349
Total current assets	10,798	14,803

Long-term deposits (restricted)	218	211

Deposits in respect of employee severance obligations	856	610

Property and equipment, net	998	597

Other assets:
Intangible assets, net	6,010	5,384
Goodwill	437	-
Prepaid expenses, long-term	302	254
Deferred tax asset, long-term	11	13
Total other assets	6,760	5,651

Total assets	19,630	21,872

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	366	305
Accrued expenses	805	673
Accrued compensation	623	322
Deferred revenues, short-term	465	67
Total current liabilities	2,259	1,367

Long-term liabilities:
Liability in respect of employee severance obligations	828	622
Deferred tax liability, long-term	194	98
Deferred revenues, long-term	-	442
Total long-term liabilities	1,022	1,162

Stockholders' equity:
Common stock	8	8
Additional paid-in capital	71,599	69,492
Deferred compensation	-	(3,518)
Accumulated other comprehensive loss	(31)	(29)
Accumulated deficit	(55,227)	(46,610)
Total stockholders' equity	16,349	19,343

Total liabilities and stockholders' equity	19,630	21,872